NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	Senior Vice President and CFO	John C. Rickel	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700
AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
THURSDAY, AUG. 16, 2007

GROUP 1 AUTOMOTIVE ANNOUNCES ENERGY MANAGEMENT AGREEMENT WITH
SUMMIT ENERGY SERVICES, INC.

HOUSTON, Aug. 16, 2007 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, announced today that Summit Energy Services, Inc. will manage energy purchasing for all of its U.S. dealerships.

The agreement will eventually include Group 1’s European locations and will deliver efficient, enterprisewide procurement processes and management services for all energy contracts. The partnership allows Group 1 to leverage economies of scale when securing energy contracts and enables the company’s dealership employees to focus on core activities.

“Leveraging our size to realize cost savings in purchasing is an important strategic initiative for our company and shareholders,” said Gigi L. Myung, Group 1’s vice president of purchasing. “Group 1’s partnership with Summit Energy Services enables us to lock in optimum energy rates, analyze market changes, manage risks and budget for long-term stability.”

In addition, through Summit’s services Group 1 will be able to assess opportunities related to green power procurement, renewable energy certificates and other supply and demand-side aspects of the company’s ongoing energy sustainability initiatives.

Summit’s unique on-line web portal, DashboardView, allows Group 1 management access to real-time updates including all energy invoices, hedge recommendations, savings analysis and energy futures. The system acts as an energy file drawer, providing comprehensive data on companywide energy procurement.

About Summit Energy
Summit Energy is a pioneering provider of energy management services for business and industry. Summit manages more than $12 billion annually for more than 130 corporate clients in industries ranging from aerospace and automotive to government, chemical, food manufacturing, pharmaceuticals, healthcare and others. Its growing staff of more than 230 energy management professionals is headquartered in Louisville, Kentucky, with additional offices in Houston, TX, Belgium, Italy, France, Germany and The Netherlands. They serve clients with sites all over the globe. For more information, visit www.summitenergy.com.

About Group 1 Automotive, Inc.
Group 1 owns and operates 99 automotive dealerships, 136 franchises, and 28 collision service centers in the United States and three dealerships, six franchises and two collision centers in the United Kingdom that offer 32 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past, events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.